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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 3, 2010, with respect to the consolidated financial statements and internal control over financial reporting in the Annual Report of Warren Resources, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Warren Resources, Inc. on Form S-3 (File No. 333-130109, effective December 2, 2005) and on Form S-8 (File No. 333-125277, effective May 26, 2005) and Form S-3 (File No. 333-158125, effective October 2, 2009).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 3, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM